UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As of September 29, 2016, Chesapeake Energy Corporation (the “Company”) entered into privately negotiated purchase and exchange agreements under which the Company has agreed to exchange an aggregate of 6,670,906 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), plus an additional $50,874,600 of shares of Common Stock, for (i) 125,319 shares of 5.75% Cumulative Convertible Preferred Stock and (ii) 44,263 shares of 5.75% Cumulative Convertible Preferred Stock (Series A). Since the additional number of shares of Common Stock will be based upon a volume-weighted trading price over a future period, the total number of shares to be issued cannot be determined at this time. The Company may engage in similar transactions in the future but is under no obligation to do so. These transactions are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as they did not involve a public offering.

This current report does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the securities will be made only by means of an exemption from registration under the Securities Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:        September 29, 2016